UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

COSTAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 215-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 20, 2005, CoStar Group, Inc. announced its financial results for the quarter ended June 30, 2005. The full text of the press release (the “Press Release”) issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the Press Release shall be considered “furnished” pursuant to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of the Registrant’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 20, 2005, CoStar Group, Inc. announced that its Board of Directors had approved the closure of the research operations located at 5181 Natorp Boulevard, Suite 300, Mason, OH 45040-5907 (the “Mason Operations”). The Company is taking this action as part of a plan to reduce costs and improve the overall quality of its research operations, which will be consolidated at its existing research operations in Bethesda, Maryland; Columbia, Maryland; and San Diego, California. These actions are expected to be completed by March 31, 2006.

In connection with the closure of the Mason Operations, CoStar estimates that it will incur approximately $2.0 million to $2.5 million in accounting charges against pre-tax income during the third quarter of 2005. These one-time costs include approximately $1.3 million to $1.8 million relating to occupancy costs, approximately $600,000 for employee wages, severance and other benefits, and approximately $100,000 for other expenses. The Company estimates that the cash payments associated with closing the Mason Operations will be approximately $2.0 million to $2.5 million, expected to be paid over the next two years. After closing the Mason Operations and restructuring the related research processes, we believe that the resulting ongoing annual pre-tax savings will be approximately $1.0 million annually.

Statements in this Current Report that are not historical, including statements regarding the anticipated costs, cash payments and cost savings of closing the Mason Operations, are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. These risks and uncertainties include the effectiveness, timing and cost of the Company’s efforts to improve the quality of its research operations and other general economic and market factors. Other risks and uncertainties are set forth in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2004, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and other documents filed with the Securities and Exchange Commission. CoStar disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.
By:
Date: July 20, 2005	/s/ Frank A. Carchedi
Name: Frank A. Carchedi Title: Chief Financial Officer

Exhibit Index

Exhibit 99.1 Press Release Dated July 20, 2005.